PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), made as of December 29, 2017, by and between Plum Investments, L.P., a California limited partnership (the “Pledgor”), and Franchise Brands, LLC, a Delaware limited liability company (the “Pledgee”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Securities Transfer Agreement (as defined below).

RECITALS

WHEREAS, the Pledgor and the Pledgee are parties to that certain Securities Transfer Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Transfer Agreement”), dated as of the date hereof, whereby the Pledgor purchased the Securities of Pure Bioscience, Inc., a Delaware corporation (the “Corporation”), from the Pledgee;

WHEREAS, the Purchase Price is payable pursuant to Section 1.2 of the Securities Transfer Agreement and $5,000,000 (the “Secured Obligation”) of the Purchase Price is payable after the Closing Date as follows: (i) on April 30, 2018 (the “First Release Date”), $2,500,000 (the “First Release Date Obligation”) and (ii) on September 30, 2018 (the “Second Release Date”), $2,500,000 (the “Second Release Date Obligation”); and

WHEREAS, the execution and delivery of this Agreement is an inducement for the consummation of the transactions contemplated by the Securities Transfer Agreement and Pledgee has required that the Pledgor enter into this Agreement with the Pledgee, and the Pledgor has agreed to do so.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and the transactions consummated pursuant to the Securities Transfer Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Pledgee, intending to be legally bound, hereby agree as follows:

1. Deposit and Pledge of the Collateral. The Pledgor hereby grants a security interest in, and collaterally assigns and transfers to the Pledgee, the Securities (the “Pledged Interests”), which are hereby pledged to, and which have been or will be deposited with or delivered to, the Pledgee, including, without limitation, to the extent attributable to or otherwise related to such Pledged Interests, the Pledgor’s (A) interests in the profits and losses of the Corporation, (B) rights and interests to receive distributions of the Corporation’s assets and properties and (C) rights and interests to all voting rights with respect to the Pledged Interests, as limited by Section 4 of the Securities Transfer Agreement, (D) all rights, privileges, authority and powers of the Pledgor as an owner or holder of such Pledged Interests in the Corporation (including, without limitation, the Pledgor’s status as a stockholder of the Corporation, as limited by Section 4 of the Securities Transfer Agreement), (E) all other property hereafter delivered to, or in the possession or in the custody of, the Corporation in exchange or substitution for, that is an addition to the Pledged Interests or in what the Pledged Interests are converted into, (F) all cash, stock, interests and other dividends and distributions incident to, declared, or granted in connection with the Pledged Interests (other than tax distributions), and (G) all proceeds of any of the foregoing, as collateral security for (together with the Pledged Interests, collectively, the “Collateral”), to secure the payment and performance of the obligations of the Pledgor under and pursuant to the Securities Transfer Agreement (including, without limitation, the Secured Obligations), and all amounts which may be due hereunder or thereunder, including without limitation, costs and expenses hereunder or thereunder (including, without limitation, those arising or accruing after the commencement of a bankruptcy or similar proceeding, whether or not such claim therefor is allowed or allowable), whether such obligations are direct or indirect, primary, secondary or contingent, liquidated or unliquidated, and whenever arising and however incurred and including without limitation any and all reimbursement obligations, indemnification obligations, costs and expenses (including without limitation reasonable attorneys’ fees and actual disbursements), commissions, fees and any other amounts (all of the foregoing liabilities and obligations are hereinafter called the “Liabilities”).

The Pledgee shall not have any liability to the Pledgor for the decrease in value of the Collateral. The Pledgee shall not be required to take any steps to preserve or protect the value of the Collateral or the Pledgor’s or the Pledgee’s rights in and to the Collateral.

2. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Pledgee as follows:

(a) Authority. The Pledgor has full limited partnership power and authority to sign and deliver this Agreement and to perform all of the Pledgor’s obligations under this Agreement.

(b) Binding Obligation. This Agreement is the legal, valid, and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

(c) No Conflicts. The signing, delivery and performance of this Agreement by the Pledgor and the performance by the Pledgor of all of the Pledgor’s obligations under this Agreement will not: (i) breach any agreement to which the Pledgor is a party, or give any person the right to accelerate any obligation of the Pledgor; (ii) violate any law, judgment, or order to which the Pledgor is subject; or (iii) require the consent, authorization, or approval of any person, including but not limited to any governmental body.

(d) Ownership. The Pledgor has good title to the Collateral, free from all liens, mortgages, pledges, security interests, and other encumbrances, except encumbrances in favor of the Pledgee. The Pledgor has the right and power to transfer and assign the Collateral to the Pledgee, free from any restriction or condition.

(e) Location of the Pledgor. The Pledgor’s state of organization is California.

3. Certain Agreements by the Pledgor. The Pledgor hereby agrees:

(a) not to transfer, sell or assign, all or any part of the Collateral without the prior written consent of the Pledgee;

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(b) to keep its interest in the collateral free and clear of all liens and encumbrances other than the encumbrances of the Pledgee pursuant hereto;

(c) at the Pledgor’s sole cost and expense, to appear and defend any action or proceeding arising under, growing out of, or in any manner connected with the Collateral;

(d) the Pledgor shall deliver to the Pledgee the certificates evidencing the Pledged Interests and blank interest power(s) executed by the Pledgor for each certificate evidencing any of the Collateral, and upon the issuance of any later acquired certificates, shall deliver such additional certificates and blank interest powers to cover such additional certificates, all in form and substance acceptable to the Pledgee;

(e) the Pledgee may cause a UCC financing statement covering the Collateral to be filed against the Pledgor; and

(f) the Pledgor will provide written notice to the Pledgee thirty (30) days prior to changing (i) its legal name, (ii) the State(s) of its organization or (iii) the type of its organization (i.e., a limited partnership).

4. Pledged Interests. The certificate or other instruments evidencing the Pledged Interests, if any, and all other securities, rights, warrants, options and the like whether newly issued or otherwise created in respect of the Pledged Interests by stock split, stock dividend, merger, consolidation conversion or otherwise, shall be delivered by the Pledgor to the Pledgee as collateral hereunder, and shall be held by the Pledgee under the terms and conditions of, and subject to, this Agreement. The term “Pledged Interests” as used herein shall be deemed to include all such new interests, securities, rights, warrants, options and the like issued in respect of the shares of interests represented by the above-mentioned certificate. Any sums paid upon or in respect of the Pledged Interests upon the liquidation or dissolution of the issuer thereof shall be paid over to the Pledgee to be held by it hereunder as additional collateral security for the Liabilities, and in case any distribution of interests shall be made on or in respect of the Pledged Interests pursuant to a recapitalization or reclassification of the interests of the issuer of the Pledged Interests, the property so distributed pursuant to such reorganization or reclassification shall be delivered to Pledgee to be held by it hereunder as additional collateral security for the Liabilities. Upon the occurrence and during the continuance of an Event of Default, the Pledgee shall be entitled to receive all cash dividends and other cash distributions (including liquidating distributions or distributions upon dissolution of the issuer) made with respect to the Pledged Interests to be applied by the Pledgee to the Liabilities.

5. Event of Default. Upon the happening of any of the following events, each of which shall constitute an “Event of Default” hereunder, all liabilities of the Pledgor to the Pledgee shall thereupon or thereafter, at the option of the Pledgee, automatically, without notice or demand, become due and payable: (a) the Pledgor shall fail to make any payment or perform any act required of it under or pursuant to the Securities Transfer Agreement, (b) the Pledgor shall fail to perform or observe any term, covenant or agreement contained in Section 3 hereto; (c) any representation or warranty made by the Pledgor contain in Section 2 hereto shall prove to have been incorrect in any material respect when made or deem made; or (d) the Pledgor taking any action to prevent or attempt to prevent the delivery by the Pledgee or any other person to the Pledgee of any other Collateral hereinafter issued by the Pledgor.

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6. Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default hereunder or at any time thereafter, the Pledgee may, at its option, declare all liabilities secured hereby, or any of them (notwithstanding any notice of any kind) due and payable without demand or notice, and the Pledgee shall have the remedies of a secured party under the Uniform Commercial Code as well as all other remedies. Upon the occurrence and during the continuance of an Event of Default hereunder, the Pledgee shall thereafter have, but shall not be limited to, the following rights (to the fullest extent permitted by applicable law): (i) upon notice to the Pledgor, the right to accelerate the due date(s) of the Liabilities so that the Liabilities are immediately due, payable and performable in their entirety; (ii) to vote the Collateral, subject to the voting provisions of the Securities Transfer Agreement; (iii) to demand, sue for, collect, surrender, release, exchange or make any compromise or settlement he deems desirable with reference to the Collateral or any part thereof; (iv) to take control of any proceeds of Collateral; (v) to receive and collect any dividends or distributions due to the Pledgor in connection with the Collateral; (vi) dispose of the Collateral; (vii) to exercise any other rights regarding the Collateral as if the Pledgee were the owner of the Collateral; and (viii) to redeem or repurchase the Collateral (in the class or classes (or combination thereof) of share of Stock as elected by the Pledgee in its sole discretion) by offset against the Pledged Interests (or portion thereof) equal to the amount of Liabilities then or potentially owing (whether or not matured) by Pledgor to Pledgee at the time of such Event of Default. The Pledgor shall remain fully liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Liabilities and the reasonable fees and expenses of the Pledgee. Nothing contained in the immediately preceding sentence shall be interpreted or construed so as to require the Pledgee to realize upon the Collateral prior to attempting to collect any of the Liabilities, and the Pledgee may exercise all of its various rights and remedies in such order and manner as the Pledgee, in its discretion, shall deem advisable. The Pledgor shall pay all costs and expenses, including reasonable attorneys’ fees incurred in connection with the enforcement, perfection or protection of any rights of the Pledgee under this Agreement, whether or not a lawsuit is instituted, including attorneys’ fees (including those incurred on appeal or in any bankruptcy or probate proceeding). The parties hereto agree that for purposes of any remedial right of the Pledgee taken pursuant to this Agreement the value of: (i) each Purchased Share then constituting Pledged Interests, the average Fair Market Value of a share of the Corporation’s Common Stock over the ten (10) trading days immediately preceding the date of determination and (ii) each share of Common Stock issuable upon exercise of a Purchased Warrant then constituting Pledged Interests, the (A) average Fair Market Value of a share of the Corporation’s Common Stock over the ten (10) trading days immediately preceding the date of determination minus (B) the per share exercise price of the Purchased Warrant. For purposes of this Agreement, the “Fair Market Value” per share of the Corporation’s Common Stock shall mean the the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any other national securities exchange, the closing price per share of the Common Stock for such date (or the nearest preceding date) on the primary eligible market or exchange on which the Common Stock is then listed or quoted; (b) if prices for the Common Stock are then quoted on the OTC Bulletin Board or any tier of the OTC Markets, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; or (c) if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported.

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(b) Additional Rights and Obligations. Upon the Pledgee’s request, Pledgor will otherwise assist the Pledgee in exercising any remedy available to the Pledgee under this Agreement or Article 9 of the Uniform Commercial Code, including but not limited to foreclosure of the Pledgee’s security interest in the Collateral and disposal of the same in satisfaction of the Liabilities.

7. Release and Indemnification.

(a) Release and Indemnification. The Pledgor releases and will defend and indemnify the Pledgee and any of its affiliates, directors, officers, members, managers, employees, agents, trustees, representatives, attorneys, attorney-in-fact, accountants or other advisors (collectively, the “Indemnitees”) from and against any and all claims, actions, proceedings, damages, liabilities, and expenses of every kind, whether known or unknown, including but not limited to reasonable attorney’s fees, resulting from or arising out of: (i) any reasonable action that the Pledgee takes to perfect or continue the Pledgee’s security interest in the Collateral; (ii) the exercise of any remedy available to the Pledgee under the Securities Transfer Agreement or this Agreement (except for any fraud or willful and intentional malfeasance on the part of such Indemnitee) and whether such action is brought by the Pledgor, the Pledgee or any other party; or (iii) any investigative, administrative or judicial proceeding, whether or not the Pledgee shall be designated a party thereto (but not including any such proceeding initiated by or on behalf of the Pledgor with respect to breaches of Pledgees obligations hereunder), which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with this Agreement the Securities Transfer Agreement or the transactions contemplated thereby (except for any fraud or willful and intentional malfeasance on the part of such Indemnitee). This Section 7(a) shall survive termination of this Agreement.

(b) Waiver by the Pledgor. The Pledgor waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, notice of acceptance and lack of diligence in collection.

(c) Termination.

(i) Upon the First Release Date, at such time as the First Release Date Obligations have been paid and performed in full (other than contingent obligations not then asserted), 7,555,555 of the Purchased Shares and 864,492 of the Purchased Warrants (together, the “First Release Date Collateral”) shall automatically be released from the Liens created hereby without delivery of any instrument or performance of any act by any party, and all rights to the First Release Date Collateral shall revert to the Pledgee and shall no longer constitute Pledged Interests or Collateral. Notwithstanding the foregoing, this Agreement shall continue in full force and effect until Pledgor’s indefeasible payment in full in cash of the payment Liabilities with respect to any Collateral remaining after the First Release Date.

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(ii) Upon the Second Release Date, at such time as the Second Release Date Obligations have been paid and performed in full, the remaining 11,111,111 of the Purchased Shares and 1,268,841 of the Purchased Warrants (together, the “Second Release Date Collateral”) shall automatically be released from the Liens created hereby without further force or effect and this Agreement and all obligations (other than those expressly stated to survive such termination) of Pledgee and Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Second Release Date Collateral shall revert to the Pledgee.

Within ten (10) days of the termination of this Agreement, the Pledgee shall, at the request of Pledgor, return and deliver to the Pledgor all of the Collateral and take such other actions as the Pledgor reasonably may request to evidence such termination.

8. Miscellaneous.

(a) Waiver. No waiver by the Pledgee of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Pledgee in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Pledgee of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

(b) Governing Law. The internal laws of the State of New York govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation its validity, interpretation, construction, performance (including the details of performance) and enforcement.

(c) CONSENT TO JURISDICTION.

(i) THE PLEDGOR (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE NEW YORK SUPREME COURT FOR NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN WESTCHESTER COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR OTHER PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE SECURED OBLIGATIONS OR ANY GUARANTY THEREOF, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PLEDGOR (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) THE PLEDGOR (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (c)(i) OF THIS SECTION. THE PLEDGOR (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(iii) NOTHING IN THIS AGREEMENT WILL AFFECT ANY RIGHT THAT THE PLEDGEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

(d) WAIVER OF JURY TRIAL. THE PLEDGOR (AND THE PLEDGEE BY ITS ACCEPTANCE HEREOF) HEREBY KNOWINGLY AND WILLINGLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY GUARANTY HEREOF, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO KNOWINGLY AND WILLINGLY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO (OR ACCEPT) THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that the Pledgor may not assign or delegate any of the Pledgor’s rights or obligations under this Agreement to any person without the prior written consent of the Pledgee, which consent may be withheld in the Pledgee’s sole discretion.

(f) Amendment. This Agreement may be amended or waived only by a written document signed by the party against whom enforcement is sought.

(g) Notices. All notices or other communications required or permitted by this Agreement: (i) must be in writing; (ii) must be delivered to the parties, (A) with respect to the Pledgor, at the addresses set forth on the signature page, or any other address that such party may designate by notice to the other parties and (B) with respect to the Pledgee or any other person party to this Agreement, at the addresses set forth on the signature page or any other address that such party may designate by notice to the other parties; and (iii) are considered delivered: (A) upon actual receipt if delivered personally or by fax, e-mail, or an overnight delivery service; and (B) at the end of the third business day after the date of deposit in the United States mail, postage pre-paid, certified, return receipt requested.

(h) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(i) Counterparts. This Agreement may be executed simultaneously in counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(j) Time of Essence. Time is of the essence with respect to all dates and time periods in this Agreement.

(k) Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, opinions and other documents, and will do or cause to be done all such other things, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure, perfect, and protect the rights of the Pledgee hereunder, with the right to collect and apply to the Liabilities all payments made on account of the Collateral. Pledgor hereby appoints the Pledgee as the Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Pledgee’s discretion to take any action (including without limitation executing any instrument) which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement (provided such actions are consistent with the other terms and conditions of this Agreement), including, without limitation to endorse in favor of the Pledgee (or its nominee or designee) any of the Collateral; to cause the transfer (if an Event of Default then exists) of any of the Collateral in or to such name as the Pledgee may direct (including its own name); to receive, endorse and collect on the Collateral or any part thereof and to give full discharge for the same; and to sell or otherwise dispose of (if an Event of Default then exists), and to otherwise take action with respect to, the Collateral.

(l) Costs and Expenses. The Pledgor shall pay or reimburse the Pledgee, on demand, for any and all costs and expenses, including, but not limited to, the reasonable fees and disbursements of legal counsel, incurred in connection with any modification or waiver of this Agreement requested by the Pledgor, or in the preservation, defense, protection, collection or other enforcement (including with respect to any workout, restructuring or bankruptcy proceeding) under or with respect to this Agreement; provided, however that Pledgor shall not be obligated to pay any costs and expenses of Pledgee with respect to breaches of Pledgees obligations hereunder. This Section 8(l) shall survive termination of this Agreement.

(m) Remedies. The parties will have all remedies available to them at law or in equity. All available remedies are cumulative and may be exercised singularly or concurrently.

[Remainder of page intentionally left blank. Signatures on following page.]

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IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Pledge Agreement to be executed as of the date first written above.

PLEDGOR:

PLUM INVESTMENTS, L.P.

By:	/s/ Tom Y. Lee
Name:	Tom Y. Lee
Title:	General Partner

Address for Notices:
1807 S. San Gabriel Blvd.
San Gabriel, CA 91776

PLEDGEE:

FRANCHISE BRANDS, LLC

By:	/s/ John P. Pfannenbecker
Name:	John P. Pfannenbecker
Title:	Manager

Address for Notices:
c/o Franchise World Headquarters, LLC
325 Sub Way
Milford, CT 06651